EXHIBIT 10.53
SEVERANCE AGREEMENT WITH DALE DESHARONE

                               SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT ("Agreement"), entered into on this 17th day of April, 1997, by and between Capitol Multimedia, Inc., a Delaware corporation (the "Company"), and Dale DeSharone ("Employee").

                                   WITNESSETH

     WHEREAS, Employee has been a key employee of the Company and has made outstanding contributions to the Company;

     WHEREAS, the Company desires to reward Employee for Employee's loyalty and distinguished service to the Company prior to the Employee's resignation from the Company;

     WHEREAS,   the  Company   desires  to  provide   Employee,   as  additional
compensation for her service to the Company, with a severance package over and above the compensation currently earned by Employee;

     NOW, THEREFORE, in consideration of the above recitals, the terms and covenants of this agreement, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

          1. Severance. Employee and the Company agree that Employee's employment with the Company and that certain employment agreement dated February 13, 1995, as amended and modified, between the Company and the Employee will terminate on April 17, 1997 (the "Termination Date"). Upon the termination of the Employee's employment on such date, Employee shall receive, subject to Employee's execution of a letter in the form attached hereto (a "Waiver Letter") as required by Section 11 hereof, a lump sum cash payment equal to $130,000, as consideration for unpaid salary, medical benefits, accrued vacation, all other employee benefits, and for consulting services rendered to Capitol over the next six months.

          2. Consulting Services. As part of the consideration for the severance payment, Employee agrees to provide a maximum of 5 hours of consulting services per week to Company to support the remaining multimedia business, including, but not limited to, entering into additional third party distribution and/or sales agreements for existing and recently developed multimedia properties.

          3. Covenant Not to Compete. Whereas, the Employment Agreement dated February 13, 1995 included a covenant not to compete (paragraph 17), which covered a period beyond the term of employment, Capitol agrees to waive the covenant not to compete after the termination date, except for (1) a covenant not to compete in the multimedia production business in St. Petersburg,


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EXHIBIT 10.53
SEVERANCE AGREEMENT WITH DALE DESHARONE

     Russia, and (2) not to hire any former Capitol employees, who are retained by Davidson & Associates, Inc., both for a period of one year until April 17, 1998.

          4 Payment. The Company shall pay Employee all amounts owed to Employee under this Agreement not later than ten (10) days after the date of Employee's termination; provided that Employee has executed and delivered to the Company a Waiver Letter.

          5. Governing Law. This Agreement shall be construed and governed in all aspects by the laws of the State of Delaware (exclusive of conflicts of law principles).

          6. Modification. This Agreement shall not be modified or amended except as agreed to in writing signed by each party or an authorized representative of each party.

          7. No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          8. Headings. Titles to the sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

          9. Entire Agreement. This Agreement constitutes the entire agreement and understanding, and merges and supersedes all prior discussions, agreements and understandings between the parties regarding the subject matter described herein.

          10. Survival of Indemnification. All indemnification obligations undertaken by the Company on behalf of the Employee whereby the Company has agreed to indemnify Employee against and in respect of any damages, losses, claims, or liabilities, including, where applicable, any costs, expenses, and reasonable fees incident or related thereto (including reasonable attorney's fees) whether arising by contract or under the Articles of Incorporation or Bylaws of the Company or otherwise shall survive the execution of this Agreement, the termination of Employee's employment and the execution by Employee of a Waiver Letter.

          11. Condition to Receipt of Benefits. As a condition precedent to receiving the benefits provided for under this Agreement, Employee must sign the attached Waiver Letter on the date of Employee's termination.

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EXHIBIT 10.53
SEVERANCE AGREEMENT WITH DALE DESHARONE

          12. This Agreement shall supersede and render null and void any prior termination agreement between the Company and Employee.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.



                                             /s/ Dale DeSharone
                                             ----------------------
                                             Dale DeSharone

                                             Capitol Multimedia, Inc.,
                                             a Delaware corporation

                                             /s/ Igor R. Razboff
                                             ----------------------
                                             By: Igor R. Razboff
                                             Its: Chief Executive Officer